Earnings Announcement
Denver, Colorado
October 31st, 2005
FOR IMMEDIATE RELEASE

Third quarter diluted earnings per share $0.42

MacDermid, Incorporated a worldwide manufacturer of proprietary specialty chemical products and materials for the electronics, metal finishing and graphic arts industries (NYSE: MRD) today reported third quarter sales of $193.3 million, a 19.6% increase over the same period in 2004. The company’s acquisition of Autotype in June of 2005 contributed $22.3 million to sales in the third quarter. Sales without Autotype increased $9.4 million, or 5.8% over last year. Sales for the nine months ended September 30th were $541.8 million, or 10.9% above the same period in 2004. Autotype contributed $27.2 million to sales year to date. Year to date sales without Autotype would have increased $26.0 million or 5.3% over the prior year to date.

Diluted earnings per share for the quarter of $0.42 were $0.03 more than the $0.39 per share from continuing operations in 2004. Earnings in the quarter were negatively impacted by acquisition and restructuring charges amounting to $0.04. Accordingly earnings before these charges would have been $0.46 per share, an increase of 17.9% over the third quarter last year.

Diluted earnings per share for the nine-month period were $1.19 or $0.05 less than the same period last year. This was offset by the negative impacts of acquisition and restructuring charges of $0.05 per share and by the impact of the litigation settlement in the second quarter amounting to $0.06 per share.

Owner Earnings, a measure of free cash flow (defined below and shown in BOLD in the attached Condensed Consolidated Summary of Cash Flows), were $ 1.8 million for the quarter ended September 30 2005. Owner earnings were negatively impacted by the payment of the litigation settlement of $5.0 million that was accrued that was accrued as of the end of the second quarter and by the semi-annual payment of interest on our bonds amounting to $ 13.8 million.

Advanced Surface Finishing (ASF) segment

Sales in our ASF segment for the quarter increased by $14.9 million or 15.5% compared with the same quarter last year, of which $10.7 million is attributable to Autotype. Sales excluding Autotype increased $4.2 million, or 4.3%. Sales for the nine months ended September 30th increased $27.5 million, or 9.6% compared to the same nine-month period last year, of which $13.0 million was attributable to Autotype. Sales excluding Autotype increased $14.6 million or 5.1%.

Gross profit for the quarter is down by 3.9 percentage points primarily due to the affect of the lower inherent gross profit margin of Autotype (2.2%), and increased raw material costs and higher overhead costs in percentage terms due in part to lower volumes in Europe and North America. The seasonal summer effect in Europe was particularly pronounced this year.

Operating profit for the quarter was $16.9 million or 4.0% ahead of last year, Asia and Offshore Solutions increased and the Americas and Europe are down from last year. The decrease in the operating profit percentage from 16.9% to 15.2% is entirely attributable to the lower operating margins as a percentage of sales at Autotype. For the nine-month period operating profit was $47.8 million or 2.2% ahead of last year, but down 1.1% as a percent of sales for the same reasons as for the quarter.

Printing Solutions Segment

The Printing Solutions business increased sales by $16.8 million, or 25.7% for the quarter, of which $11.5 million was attributable to Autotype. Sales excluding Autotype were up $5.3 million or 8.1%. Sales for the nine months increased by $25.7 million, or 12.7%, of which $14.3 million is attributable to Autotype. Sales year to date excluding Autotype increased $11.4 million, or 5.6%. Colorspan had another excellent quarter. MPS Europe was affected by the summer slow down and continued poor underlying performance. As a result a restructuring was announced during the quarter.

The gross profit % is down 4.0 percentage points for the quarter and by 3.0 percentage points year to date. The decline is due in part to the inclusion of Autotype with its inherently lower gross profit percentage.

Operating profit of $7.2 million is down 23.9% in the quarter as compared to last year due to restructuring charges in France of $ 0.7 million, increased selling, technical and R&D costs. Year to date operating profits were $24.4 million, or 24.7% less than last year due to $2.5 million in litigation settlement expenses from the second quarter, restructuring charges in France and increased selling, technical and R & D expenses. MPS France is consolidating its’ manufacturing operations to improve profitability by moving one of three factories it operates in Europe.

Autotype

Autotype began reorganizing its’ operations to realize synergies brought about by the acquisition by announcing the closing of its’ US plant, which will be merged into an existing MacDermid plant. Management continues to further plan for cost reducing synergies.

Dan Leever Chairman and CEO said “Overall the quarter was satisfactory. MPS North America stabilized this quarter and we are hopeful we will grow from this base. In Europe, the summer effect, which always reduces our August revenues, was more pronounced than normal. We did not see the bounce back in September that we usually do. The challenges in the US automotive industry are not helping ASF North America, but the Asia demand is still robust. We believe our momentum in ASF is building.

Offshore Solutions and Colorspan continued their excellent performance.

MacDermid Autotype is off to a poor start. Revenues and profits are already significantly behind our plan. However, we remain confident this business will provide the returns and growth opportunities we envisioned. We understand the business much better than we did before we acquired it, and are much more confident we have cost and synergy levers far beyond the planned levels. We will exercise the appropriate balance between short-term earnings and longer-term growth.

Owner Earnings were below our expectations although the underlying working capital remains in control. Acquisition activity remains high. It is the company’s intent to grow through acquisition in a responsible manner. Although there can be no assurance we will be successful in finding acquisition candidates that meet our criteria, we are optimistic”.

Note:
Owner Earnings is calculated as Net Cash flows provided by operating activities (GAAP definition) less net capital expenditures. EBITDA comprises Earnings before Interest, Taxation, Depreciation and Amortization. This press release and additional financial information together with our reconciliation of GAAP to Non-GAAP numbers are available on our website.
Website: http://www.macdermid.com

MacDermid, Incorporated
NYSE - MRD
CUSIP 554273 10 2

October 31, 2005

This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation’s future business prospects. Investors should also be aware of factors that could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.

MacDermid, Incorporated
Condensed Consolidated Summary of Earnings
(Unaudited)
$ in thousands, except share and per share amounts

	Three Months Ended		Nine Months Ended
	Sept 30th	Sept 30th	Sept 30th	Sept 30th
	2005	2004	2005	2004

Proprietary sales	$ 182,445	$ 150,969	$ 511,903	$ 458,121
Other sales	10,815	10,616	29,885	30,529
Total net sales	$ 193,260	$ 161,585	$ 541,788	$ 488,650
Gross margin	83,282	76,375	240,961	231,975
GM %	43.1%	47.3%	44.5%	47.5%

Selling, technical and administrative	51,387	45,254	147,581	136,841
Research and development	6,684	5,375	19,725	15,928
Restructuring/Acquisition	1,077	0	1,462	0
Operating profit	24,134	25,746	72,193	79,206

Other income (expense), net	799	92	207	531
Interest (expense), net	(7,101)	(7,287)	(21,170)	(22,542)

Earnings before income taxes	17,832	18,551	51,230	57,195
Income tax (expense)	(4,915)	(6,508)	(14,600)	(18,874)
Net earnings	$ 12,917	$ 12,043	$ 36,630	$ 38,321

Diluted earnings per share	$0.42	$0.39	$1.19	$1.24

Diluted average common shares outstanding	30,956,963	30,907,677	30,865,440	30,988,259

MacDermid, Incorporated
Sales and Margins by Region
$ in thousands

	Three Months Ended		Nine Months Ended
	Sept 30th	Sept 30th	Sept 30th	Sept 30th
	2005	2004	2005	2004

Americas
Total net sales	$ 76,194	$ 65,801	$215,599	$ 200,418
Operating profit	$ 10,398	$ 10,219	$ 26,812	$ 33,909
OP %	13.6%	15.5%	12.4%	16.9%

Europe
Total net sales	$ 65,836	$ 56,877	$191,077	$ 177,445
Operating profit	$ 3,235	$ 7,047	$ 19,455	$ 22,076
OP %	4.9%	12.4%	10.2%	12.4%

Asia
Total net sales	$ 51,230	$ 38,907	$135,112	$ 110,787
Operating profit	$ 10,501	$ 8,480	$ 25,926	$ 23,221
OP %	20.5%	21.8%	19.2%	21.0%

Consolidated Total
Total net sales	$193,260	$161,585	$541,788	$ 488,650
Operating profit	$ 24,134	$ 25,746	$ 72,193	$ 79,206
OP %	12.5%	15.9%	13.3%	16.2%

MacDermid, Incorporated
Sales and Margins by Group
$ in thousands

	Three Months Ended		Nine Months Ended
	Sept 30th	Sept 30th	Sept 30th	Sept 30th
	2005	2004	2005	2004

Advanced Surface Finishing
Total net sales	$111,003	$ 96,136	$313,476	$ 286,000
Operating profit	$ 16,925	$ 16,276	$ 47,764	$ 46,742
OP %	15.2%	16.9%	15.2%	16.3%

Printing Solutions
Total net sales	$ 82,257	$ 65,449	$228,312	$ 202,650
Operating profit	$ 7,209	$ 9,470	$ 24,429	$ 32,464
OP %	8.8%	14.5%	10.7%	16.0%

Consolidated Total
Total net sales	$193,260	$161,585	$541,788	$ 488,650
Operating profit	$ 24,134	$ 25,746	$ 72,193	$ 79,206
OP %	12.5%	15.9%	13.3%	16.2%

MacDermid, Incorporated
Condensed Consolidated Balance Sheets
$ in thousands

	Sept 30th	Dec. 31st
	2005	2004
	(Unaudited)

Cash and cash equivalents	$ 60,307	$ 137,829
Accounts receivable, net	156,817	142,455
Inventories, net	96,655	80,445
Other current assets	31,274	28,486
Current Assets	345,053	389,215

Property, plant & equipment, net	122,538	110,463
Goodwill	245,630	194,287
Intangibles	32,299	28,434
Other Assets	47,749	51,320

Total assets	$ 793,269	$ 773,719

Payables and accruals	$ 126,022	$ 128,359
Short-term debt	3,554	753
Current Liabilities	129,576	129,112

Long-term debt	301,288	301,077
Other long-term liabilities	37,369	39,499
Total Liabilities	468,233	469,688

Shareholders' equity	325,036	304,031

Total liabilities & shareholders' equity	$ 793,269	$ 773,719

Debt to total capital	48%	50%

MacDermid, Incorporated
Condensed Consolidated Summary of Cash Flows
(Unaudited)
$ in thousands

	Three Months Ended		Nine Months Ended
	Sept 30th	Sept 30th	Sept 30th	Sept 30th
	2005	2004	2005	2004

Net earnings	$ 12,917	$ 12,043	$ 36,630	$ 38,321

Depreciation	4,592	3,897	12,209	12,011
Amortization	1,008	708	2,796	2,159
Provision for bad debt	842	1,517	1,580	3,024
Stock compensation expense	1,177	1,351	5,227	4,383
Defered Taxes	(1,620)	(1,559)	(995)	(1,431)
Restructuring Charges	1,077	-	1,463	-
Working capital changes	(15,669)	5,021	(27,718)	(1,359)
Cash from operations	4,324	22,978	31,192	57,108

Capital spending, net	(2,517)	(768)	(9,565)	(3,212)

Owner earnings**	1,807	22,210	21,627	53,896

Acquisition of business	(3,883)	-	(93,153)
Dividends paid	(1,827)	(1,211)	(4,858)	(2,423)
Increase/(decrease) in debt	(7,877)	(261)	2,780	(1,001)
Treasury shares	-	-	33	31
Other	1,973	396	(3,951)	256

Increase/(decrease) in cash	$ (9,807)	$ 21,134	$ (77,522)	$ 50,759

**Note: Pro forma owner earnings
adjusted for semi-annual bond interest	$ 6,900	$ (6,900)	$ 6,900	$ 6,900
payments would have been as follows:	$ 8,707	$ 15,310	$ 28,527	$ 60,796

MacDermid, Inc.
Regulation G: GAAP to Non-GAAP Reconciliation

Gross Profit Before Special Charges (a) (b)									Year	Year
(In thousands)	Three Months Ended								Ended	Ended
	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-03	Dec-04

Net Sales as reported	162,106	162,012	165,053	161,585	172,135	170,247	178,281	193,260	619,886	660,785

Gross Profit as reported	74,363	77,526	78,074	76,375	81,266	77,653	80,026	83,282	290,615	313,241
Add: Special Charges	-	-	-	-	-	-	117	418	-	-
Gross Profit Before Special Charges	74,363	77,526	78,074	76,375	81,266	77,653	80,143	83,700	290,615	313,241

GP % Before Special Charges	45.9%	47.9%	47.3%	47.3%	47.2%	45.6%	45.0%	43.3%	46.9%	47.4%

Operating Profit Before Amortization and Special Charges (a) (b)
(In thousands)	Three Months Ended								Ended	Ended
	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-03	Dec-04

Net Sales per above	162,106	162,012	165,053	161,585	172,135	170,247	178,281	193,260	619,886	660,785

Earnings Before Interest and Taxes	27,689	26,551	27,348	25,838	27,615	24,481	22,988	24,536	103,464	107,352

Add: Other (Income) Expense	(1,142)	258	(697)	(92)	(1,411)	(30)	622	(799)	(4,314)	(1,942)
Add: Special Charges	-	-	-	-	-	-	503	1,495	-	-

Operating Profit Before Special Charges	26,547	26,809	26,651	25,746	26,204	24,451	24,113	25,232	99,150	105,410

% OP Before Special Charges to Net Sales	16.4%	16.5%	16.1%	15.9%	15.2%	14.4%	13.5%	13.1%	16.0%	16.0%

(a)	as a result of the Company's sale of Eurocir in Q4 2003, all applicable historical figures have been modified to exclude the results now reflected as Discontinued Operations.
(b)
"Gross Profit Before Special Charges" and "Operating Profit Special Charges" are not intended to represent Net Earnings as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time.

MacDermid, Inc.
Regulation G: GAAP to Non-GAAP Reconciliation

									Year	Year
(In thousands, except share and per share amounts)	Three Months Ended								Ended	Ended
	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-03	Dec-04

Net Income (Loss) as reported	$19,289	$12,893	$13,385	$12,043	$14,903	$11,785	$11,928	$12,633	$56,426	$53,224
Deduct: Income (Loss) from Discontinued Ops,
net of income taxes	5,632	-	-	-	-	-	-		5,592	-
Income (Loss) from Continuing Operations	13,657	12,893	13,385	12,043	14,903	11,785	11,928	12,633	50,834	53,224

Change in accounting method	-	-	-	-	-	-			(1,014)	-
SFAS 150 gain on stock call option	-	-	-	-	-	-			(2,214)	-
Cost of sales impact of acquisition inventory adj	-	-	-	-	-		117	418	-	-
Write-off of In process R&D	-	-	-	-	-	-	386		-	-
Restructuring & Other Charges								1,077
Total Special Charges (Income)	-	-	-	-	-	-	503	1,495	(3,228)	-

After Tax Effect of Special Charges (Income)	-	-	-	-	-	-	357	1,069	(2,520)	-

Net Income from Continuing Operations Before
Tax Effected Special Charges	$13,657	$12,893	$13,385	$12,043	$14,903	$11,785	$12,285	$13,702	$48,314	$53,224

Stock Compensation Expense	1,119	1,560	1,472	1,351	2,112	2,177	1,873	1,177	4,219	6,495
After Tax Effect Stock Compensation Expense	761	1,061	1,001	905	1,415	1,361	1,330	842	2,869	4,382

Net Income from Continuing Operations Before Tax
Effected Special Charges & Stock Compensation	$14,418	$13,954	$14,386	$12,948	$16,318	$13,146	$13,615	$14,544	$51,183	$57,606

Earnings Per Share from Continuing Operations
Before Tax Effected Special Charges	$0.45	$0.42	$0.43	$0.39	$0.48	$0.38	$0.40	$0.44	$1.55	$1.72

Earnings Per Share from Continuing Operations
Before Tax Effected Special Charges and Stock
Compensation	$0.47	$0.45	$0.46	$0.42	$0.53	$0.43	$0.44	$0.47	$1.63	$1.86

Diluted Average Common Shares Outstanding	30,501,615	31,041,763	31,014,374	30,988,259	30,794,808	30,809,620	30,787,829	30,865,440	31,430,398	30,961,108

EBITDA from Continuing Operations Before Special Charges (a) (b)
(In thousands)									Year	Year
	Three Months Ended								Ended	Ended
	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-03	Dec-04

Earnings Before Interest and Taxes	$27,689	$26,551	$27,348	$25,838	$27,615	$24,481	$22,988	$24,536	$ 103,464	$ 107,352

SFAS 150 gain on stock call option	-	-	-	-	-	-	-		(2,214)	-
Cost of sales impact of acquisition inventory adj	-	-	-	-	-	-	117	418	-	-
Write-off of In Process R&D	-	-	-	-	-	-	386		-	-
Restructuring & Other Charges								1,077
Total Special Charges	-	-	-	-	-	-	503	1,495	(2,214)	-

Amortization	889	734	717	708	850	891	897	1,008	3,301	3,009
Depreciation	3,976	4,125	3,989	3,897	4,137	3,846	3,771	4,592	15,793	16,148

EBITDA from Continuing Operations Before
Special Charges	$32,554	$31,410	$32,054	$30,443	$32,602	$29,218	$28,159	$31,631	$ 120,344	$ 126,509

Owners Earnings (b)
(In thousands)									Year	Year
	Three Months Ended								Ended	Ended
	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05	Sep-05	Dec-03	Dec-04

Net cash flow provided by operating activities	$29,158	$5,977	$28,153	$22,978	$28,169	$2,023	$24,845	$3,927	$ 91,417	$ 85,277

Capital expenditures, net	5,213	782	1,662	768	5,322	2,990	4,058	2,120	10,704	8,534
Owner Earnings	$23,945	$5,195	$26,491	$22,210	$22,847	($967)	$20,787	$1,807	$ 80,713	$ 76,743

Adjustment for Bond Interest assumed to be paid quarterly

Owner Earnings	$23,945	$5,195	$26,491	$22,210	$22,847	($967)	$20,787	$1,807	$ 80,713	$ 76,743
Assumed if Bond Interest was paid quarterly	(6,900)	6,900	(6,900)	6,900	(6,900)	6,900	(6,900)	6,900	-	-
Adjusted Owner Earnings	$17,045	$12,095	$19,591	$29,110	$15,947	$5,933	$13,887	$8,707	$ 80,713	$ 76,743

(a) as a result of the Company's sale of Eurocir in Q4 2003, all applicable historical figures have been modified to exclude the results now reflected as Discontinued Operations.

(b) "EPS from Continuing Operations Before Special Charges and Stock Compensation", "EBITDA from Continuing Operations Before Special Charges" and "Owners Earnings" are not
intended to represent Net Earnings (loss) or Net Cash Flow From Operating Activities as defined by Generally Accepted Accounting Principles. These measurements should not be used as an alternative to Net Earnings or Net Cash Flow From Operating Activities as an indicator of operating performance and may not be comparable to similarly titled measures used by other entities. Management believes that these measurements portray a meaningful measure of past operating performance and believes these measurements play an important factor toward the growth of shareholder value over time.